EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE	Contact:	Michael D. Hagedorn
Senior Executive Vice President and
Chief Financial Officer
973-872-4885

VALLEY NATIONAL BANCORP REPORTS INCREASED THIRD QUARTER
NET INCOME AND 12 PERCENT ANNUALIZED LOAN GROWTH

NEW YORK, NY – October 24, 2019 -- Valley National Bancorp (NASDAQ:VLY), the holding company for Valley National Bank, today reported net income for the third quarter of 2019 of $81.9 million, or $0.24 per diluted common share, as compared to the third quarter of 2018 earnings of $69.6 million, or $0.20 per diluted common share, and net income of $76.5 million, or $0.22 per diluted common share, for the second quarter of 2019. Excluding all non-core charges, our adjusted net income was $83.1 million, or $0.24 per diluted common share, for the third quarter of 2019, $73.1 million, or $0.21 per diluted common share, for the third quarter of 2018, and $78.8 million, or $0.23 per diluted common share, for the second quarter of 2019. See further details below, including a reconciliation of our adjusted net income (a non-GAAP measure) in the "Consolidated Financial Highlights" tables.

Key financial highlights for the third quarter:

•
Loan Portfolio: Loans increased $765.0 million, or 11.9 percent on an annualized basis, to approximately $26.6 billion at September 30, 2019 from June 30, 2019. The increase was largely due to strong organic loan growth within the commercial real estate, commercial and industrial and automobile loan categories. Additionally, we sold approximately $220 million of residential mortgage loans resulting in total pre-tax gains of $5.2 million in the third quarter of 2019.

•
Net Interest Income and Margin: Net interest income on a tax equivalent basis of $221.7 million for the third quarter of 2019 increased $355 thousand as compared to the second quarter of 2019. Our net interest margin on a tax equivalent basis of 2.91 percent for the third quarter of 2019 decreased by 5 basis points from 2.96 percent for the second quarter of 2019. See the "Net Interest Income and Margin" section below for more details.

•
Provision for Credit Losses: The provision for credit losses increased $6.6 million to $8.7 million for the third quarter of 2019 as compared to $2.1 million for the second quarter of 2019 due, in part, to additional reserves on impaired taxi medallion loans and strong loan growth in the third quarter.

•
Credit Quality: Net loan charge-offs totaled $2.0 million for the third quarter of 2019 as compared to $3.0 million for the second quarter of 2019. Non-accrual loans represented 0.38 percent and 0.37 percent of total loans at September 30, 2019 and June 30, 2019, respectively.

•
Non-interest Income: Non-interest income increased $13.5 million to $41.2 million for the third quarter of 2019 as compared to the second quarter of 2019 mainly due to increases of $8.5 million and $1.3 million in swap fee income from commercial loan customer transactions and net gains on the sale of residential mortgage loans, respectively. Additionally, there were no net impairment

Valley National Bancorp (NASDAQ: VLY)
2019 Third Quarter Earnings
October 24, 2019

losses on investment securities recognized during the third quarter of 2019 as compared to $2.9 million for the second quarter of 2019.

•
Non-interest Expense: Non-interest expense increased $4.1 million to $145.9 million for the third quarter of 2019 as compared to the second quarter of 2019. Professional and legal fees increased $1.7 million to $5.9 million for the third quarter of 2019 largely due to $1.4 million of merger expenses related to the pending acquisition of Oritani Financial Corp. Other expense increased $1.3 million from the second quarter of 2019 partly due to a $1.3 million increase in net losses on other real estate owned. Additionally, salary and employee benefits expense increased by $1.1 million, or 1.4 percent, in the third quarter of 2019 as compared to the second quarter of 2019 partly due to an increase in the cash incentive compensation accruals and seasonal internship program expense.

•
Efficiency Ratio: Our efficiency ratio was 55.73 percent for the third quarter of 2019 as compared to 57.19 percent and 61.70 percent for the second quarter of 2019 and third quarter of 2018, respectively. Our adjusted efficiency ratio was 53.48 percent for the third quarter of 2019 as compared to 54.57 percent and 57.84 percent for the second quarter of 2019 and third quarter of 2018, respectively. See the "Consolidated Financial Highlights" tables below for additional information regarding our non-GAAP measures.

•
Income Tax Expense: The effective tax rate was 23.6 percent for the third quarter of 2019 as compared to 26.5 percent for the second quarter of 2019. For the fourth quarter of 2019, we currently estimate that our effective tax rate will range from 24 percent to 26 percent.

•
Performance Ratios: Annualized return on average assets (ROA), shareholders’ equity (ROE) and tangible ROE were 0.98 percent, 9.26 percent, and 13.75 percent for the third quarter of 2019, respectively. Annualized ROA, ROE and tangible ROE, adjusted for non-core charges, was 1.00 percent, 9.40 percent, and 13.96 percent for the third quarter of 2019, respectively. See the "Consolidated Financial Highlights" tables below for additional information regarding our non-GAAP measures.

The acquisition of Oritani Financial Corp. ("Oritani") and its principal subsidiary, Oritani Bank, is expected to close in the fourth quarter of 2019. Valley has received regulatory approval from The Office of the Comptroller of Currency to complete the merger. The merger is still subject to regulatory action by the Board of Governors of the Federal Reserve System among other conditions, including the approval by the shareholders of both Valley and Oritani at their respective special meetings to be held on November 14, 2019.

Ira Robbins, CEO and President commented, "We are pleased with our third quarter core earnings highlighted by solid non-interest income and steady improvement in our operating efficiency. During the quarter, loan growth was 11.9 percent on an annualized basis and was largely fueled by strong commercial loan demand. While the margin experienced compression as compared to the second quarter of 2019, we believe our balance sheet is well positioned to perform in the current rate environment. Additionally, our management and employees continue to work diligently on planning and integration matters related to the Oritani acquisition and we are very excited about the strength that it will add to our franchise."

Valley National Bancorp (NASDAQ: VLY)
2019 Third Quarter Earnings
October 24, 2019

Net Interest Income and Margin
Net interest income on a tax equivalent basis totaling $221.7 million for the third quarter of 2019 increased $3.6 million as compared to the third quarter of 2018 and increased $355 thousand as compared to the second quarter of 2019. The increase as compared to the second quarter of 2019 was largely due to higher average loan balances and lower costs of interest-bearing liabilities, partly offset by lower yielding loans. Interest income on a tax equivalent basis increased $1.5 million to $330.4 million for the third quarter of 2019 as compared to the second quarter of 2019 mainly due to a $584.3 million increase in average loans. Interest expense of $108.6 million for the third quarter of 2019 increased $1.1 million as compared to the second quarter of 2019 largely due to higher average balances for long-term borrowings and time deposits, partially offset by the overall lower cost of funds.

Our net interest margin on a tax equivalent basis of 2.91 percent for the third quarter of 2019 decreased by 21 basis points and 5 basis points from 3.12 percent and 2.96 percent for the third quarter of 2018 and second quarter of 2019, respectively. The yield on average interest earning assets decreased by 7 basis points on a linked quarter basis mostly due to a decrease in the yield on loans. The yield on average loans decreased by 8 basis points to 4.57 percent for the third quarter of 2019 as compared to the second quarter of 2019 partly due to repayment of higher yielding loans and a decline in accretable yield on PCI loans in the third quarter of 2019. The overall cost of average interest bearing liabilities decreased 3 basis points to 1.90 percent for the third quarter of 2019 as compared to the linked second quarter of 2019 due to lower interest rates on certain deposits and borrowings repricing during the third quarter. Our cost of total average deposits was 1.27 percent for the third quarter of 2019 and remained unchanged as compared to the second quarter of 2019.
Loans, Deposits and Other Borrowings
Loans. Loans increased $765.0 million to approximately $26.6 billion at September 30, 2019 from June 30, 2019. The increase was mainly due to continued strong quarter over quarter organic growth in commercial real estate and commercial and industrial loans, as well as stronger automobile loan volumes during the third quarter of 2019. During the third quarter of 2019, we originated $138 million of residential mortgage loans for sale rather than held for investment and sold approximately $87 million of pre-existing loans from our residential mortgage loan portfolio. Residential mortgage loans held for sale totaled $41.6 million and $36.6 million at September 30, 2019 and June 30, 2019, respectively.
Deposits. Total deposits increased $772.2 million to approximately $25.5 billion at September 30, 2019 from June 30, 2019 largely due to a $534.0 million increase in time deposits. Savings, NOW and money market deposits and non-interest bearing deposits also increased by $186.7 million and $51.5 million at September 30, 2019 from June 30, 2019, respectively. Time deposits primarily increased due to the greater use of short-term brokered certificates of deposit with interest rates comparable or favorable to similar duration wholesale borrowings available from other funding sources, such as the FHLB, in the third quarter of 2019. Total brokered deposits (consisting of both time and money market deposit accounts) were $3.7 billion at September 30, 2019 as compared to $3.2 billion at June 30, 2019. Non-interest bearing deposits; savings, NOW and money market deposits; and time deposits represented approximately 25 percent, 44 percent and 31 percent of total deposits as of September 30, 2019, respectively.
Other Borrowings. Short-term borrowings decreased $562.4 million at September 30, 2019 as compared to June 30, 2019 largely due to the maturity and repayment of $695 million of FHLB borrowings that were mostly funded by a mix of new brokered time deposits, long-term FHLB borrowings and long-term

Valley National Bancorp (NASDAQ: VLY)
2019 Third Quarter Earnings
October 24, 2019

institutional repos. As a result, long-term borrowings increased $450.5 million to $2.3 billion at September 30, 2019 as compared to June 30, 2019.
Credit Quality
Non-Performing Assets. Our past due loans and non-accrual loans discussed further below exclude PCI loans. Under U.S. GAAP, the PCI loans (acquired at a discount that is due, in part, to credit quality) are accounted for on a pool basis and are not subject to delinquency classification in the same manner as loans originated by Valley. Our PCI loan portfolio totaled $3.5 billion, or 13.3 percent, of our total loan portfolio at September 30, 2019.
Total non-performing assets (NPAs), consisting of non-accrual loans, other real estate owned (OREO), other repossessed assets and non-accrual debt securities increased $4.0 million to $110.7 million at September 30, 2019 as compared to June 30, 2019 mainly due to an increase of $4.5 million in non-accrual loans during the third quarter of 2019. Non-accrual loans increased due, in part, to a $3.9 million commercial real estate loan at September 30, 2019 previously reported in loans past due 30 to 59 days at June 30, 2019. The $3.9 million non-accrual loan had no related reserves within the allowance for loan losses based upon the adequacy of the collateral valuation at September 30, 2019. Non-accrual loans represented 0.38 percent of total loans at September 30, 2019 as compared to 0.37 percent at June 30, 2019.
Total accruing past due loans (i.e., loans past due 30 days or more and still accruing interest) increased $21.4 million to $88.5 million, or 0.33 percent of total loans, at September 30, 2019 as compared to $67.0 million, or 0.26 percent of total loans, at June 30, 2019. The higher level of accruing past due loans at September 30, 2019 was largely caused by a few large matured performing commercial real estate and construction loans in the normal process of renewal. These matured performing loans totaled $22.2 million, $7.1 million, and $1.1 million within loans past due 30 - 59 days, loans past due 60 - 89 days and loans past due 90 days or more and still accruing interest at September 30, 2019, respectively. While we are required to report these matured performing loans as accruing past due loans, we believe the loans are well-secured, in the process of collection and do not represent a material negative trend in our credit quality at September 30, 2019.
During the third quarter of 2019, we continued to closely monitor our New York City and Chicago taxi medallion loans totaling $111.8 million and $7.6 million, respectively, within the commercial and industrial loan portfolio at September 30, 2019. While most of the taxi medallion loans are currently performing, negative trends in market valuations of the underlying taxi medallion collateral could impact the future performance and internal classification of this portfolio. At September 30, 2019, the taxi medallion portfolio included impaired loans totaling $91.1 million with related reserves of $34.2 million within the allowance for loan losses as compared to impaired loans totaling $78.3 million with related reserves of $29.5 million at June 30, 2019. The increase in both impaired taxi medallion loans and related reserves as compared to June 30, 2019 was largely due to the previously disclosed $13.7 million of performing non-impaired taxi medallion loans which matured in June 2019 that were subsequently restructured and classified as performing troubled debt restructured (TDR) loans in the third quarter of 2019. At September 30, 2019, the impaired taxi medallion loans largely consisted of $67.1 million of

Valley National Bancorp (NASDAQ: VLY)
2019 Third Quarter Earnings
October 24, 2019

non-accrual loans and $24.0 million of performing troubled debt restructured (TDR) loans classified as substandard loans.
Allowance for Credit Losses. The following table summarizes the allocation of the allowance for credit losses to specific loan categories and the allocation as a percentage of each loan category (including PCI loans) at September 30, 2019, June 30, 2019, and September 30, 2018:

	September 30, 2019		June 30, 2019		September 30, 2018
		Allocation		Allocation		Allocation
		as a % of		as a % of		as a % of
	Allowance	Loan	Allowance	Loan	Allowance	Loan
	Allocation	Category	Allocation	Category	Allocation	Category
	($ in thousands)
Loan Category:
Commercial and industrial loans*	$103,919	2.21%	$97,358	2.11%	$88,509	2.20%
Commercial real estate loans:
Commercial real estate	23,044	0.17%	23,796	0.19%	29,093	0.24%
Construction	25,727	1.67%	25,182	1.65%	21,037	1.49%
Total commercial real estate loans	48,771	0.33%	48,978	0.34%	50,130	0.37%
Residential mortgage loans	5,302	0.13%	5,219	0.13%	4,919	0.13%
Consumer loans:
Home equity	487	0.10%	505	0.10%	576	0.11%
Auto and other consumer	6,291	0.27%	6,019	0.26%	5,341	0.25%
Total consumer loans	6,778	0.24%	6,524	0.23%	5,917	0.22%
Total allowance for credit losses	$164,770	0.62%	$158,079	0.61%	$149,475	0.62%
Allowance for credit losses as a %
of non-PCI loans		0.72%		0.72%		0.76%

* Includes the reserve for unfunded letters of credit.
Our loan portfolio, totaling $26.6 billion at September 30, 2019, had net loan charge-offs totaling $2.0 million for the third quarter of 2019 as compared to $3.0 million and $231 thousand for the second quarter of 2019 and third quarter of 2018, respectively. There were no taxi medallion loan charge-offs during the third quarters of 2019 and 2018 as compared to $2.3 million for the second quarter of 2019.
During the third quarter of 2019, we recorded an $8.7 million provision for credit losses as compared to $2.1 million and $6.6 million for the second quarter of 2019 and the third quarter of 2018, respectively. The increase in the third quarter of 2019 provision as compared to the second quarter of 2019 was largely due to additional allocated reserves of $5.4 million related to the $13.7 million of impaired taxi medallion loans classified as TDR loans upon renewal during the third quarter of 2019.

The allowance for credit losses, comprised of our allowance for loan losses and reserve for unfunded letters of credit, as a percentage of total loans was 0.62 percent, 0.61 percent and 0.62 percent at September 30, 2019, June 30, 2019 and September 30, 2018, respectively. At September 30, 2019, the allowance allocations for losses as a percentage of total loans remained relatively stable as compared to June 30, 2019 for most loan categories. However, the allocation for commercial and industrial loans

Valley National Bancorp (NASDAQ: VLY)
2019 Third Quarter Earnings
October 24, 2019

increased 0.10 percent largely due to additional allocated reserves for impaired taxi medallion loans within this loan category.
Capital Adequacy
Valley's regulatory capital ratios continue to reflect its well capitalized position. Valley's total risk-based capital, Tier 1 capital, Tier 1 leverage capital, and common equity Tier 1 capital ratios were 11.03 percent, 9.30 percent, 7.61 percent and 8.49 percent, respectively, at September 30, 2019.
Investor Conference Call
Valley will host a conference call with investors and the financial community at 11:00 AM Eastern Daylight Time, today to discuss the third quarter of 2019 earnings. Those wishing to participate in the call may dial toll-free (866) 354-0432 Conference ID: 5766538. The teleconference will also be webcast live: https://edge.media-server.com/mmc/p/9ddykji8 [edge.media-server.com] and archived on Valley's website through Monday, November 25, 2019. Investor presentation materials will be made available prior to the conference call at www.valley.com.
About Valley
As the principal subsidiary of Valley National Bancorp, Valley National Bank is a regional bank with approximately $34 billion in assets. Valley is committed to giving people and businesses the power to succeed. Valley operates many convenient branch locations across New Jersey, New York, Florida and Alabama, and is committed to providing the most convenient service, the latest innovations and an experienced and knowledgeable team dedicated to meeting customer needs. Helping communities grow and prosper is the heart of Valley’s corporate citizenship philosophy. To learn more about Valley, go to www.valley.com or call our Customer Service Center at 800-522-4100.
Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	failure to obtain shareholder or regulatory approval for the acquisition of Oritani or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe;

•	the inability to realize expected cost savings and synergies from the Oritani merger in amounts or in the timeframe anticipated;

•	costs or difficulties relating to Oritani integration matters might be greater than expected;

•	material adverse changes in Valley’s or Oritani’s operations or earnings;

•	the inability to retain customers and qualified employees of Oritani;

Valley National Bancorp (NASDAQ: VLY)
2019 Third Quarter Earnings
October 24, 2019

•	the inability to repay $635 million of higher cost FHLB borrowings in conjunction with the Oritani merger;

•	developments in the DC Solar bankruptcy and federal investigations that could require the recognition of additional tax provision charges related to uncertain tax liability positions;

•	higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law;

•	weakness or a decline in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas;

•	the inability to grow customer deposits to keep pace with loan growth;

•	an increase in our allowance for credit losses due to higher than expected loan losses within one or more segments of our loan portfolio;

•	less than expected cost savings from Valley's branch transformation strategy;

•
greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations;

•	the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley's branch transformation strategy;

•
cyber-attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems;

•
results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities;

•
damage verdicts or settlements or restrictions related to existing or potential litigations arising from claims of violations of laws or regulations brought as class actions, breach of fiduciary responsibility, negligence, fraud, contractual claims, environmental laws, patent or trademark infringement, employment related claims, and other matters;

•
changes in accounting policies or accounting standards, including the new authoritative accounting guidance (known as the current expected credit loss (CECL) model) which may increase the required level of our allowance for credit losses after adoption on January 1, 2020;

•
our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and

•	the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships.
A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018.
We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking

Valley National Bancorp (NASDAQ: VLY)
2019 Third Quarter Earnings
October 24, 2019

statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.
# # #
-Tables to Follow-

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

SELECTED FINANCIAL DATA

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands, except for share data)	2019	2019	2018	2019	2018
FINANCIAL DATA:
Net interest income	$220,625	$220,234	$216,800	$659,507	$635,150
Net interest income - FTE (1)	221,747	221,392	218,136	663,064	639,508
Non-interest income	41,150	27,603	29,038	176,426	99,358
Non-interest expense	145,877	141,737	151,681	435,409	475,349
Income tax expense	25,307	27,532	18,046	110,035	50,191
Net income	81,891	76,468	69,559	271,689	184,326
Dividends on preferred stock	3,172	3,172	3,172	9,516	9,516
Net income available to common shareholders	$78,719	$73,296	$66,387	$262,173	$174,810
Weighted average number of common shares outstanding:
Basic	331,797,982	331,748,552	331,486,500	331,716,652	331,180,213
Diluted	333,405,196	332,959,802	333,000,242	333,039,436	332,694,080
Per common share data:
Basic earnings	$0.24	$0.22	$0.20	$0.79	$0.53
Diluted earnings	0.24	0.22	0.20	0.79	0.53
Cash dividends declared	0.11	0.11	0.11	0.33	0.33
Closing stock price - high	11.21	10.78	13.04	11.21	13.38
Closing stock price - low	10.04	9.75	11.25	9.00	11.19
CORE ADJUSTED FINANCIAL DATA: (2)
Net income available to common shareholders, as adjusted	$79,962	$75,614	$69,888	$227,340	$200,419
Basic earnings per share, as adjusted	0.24	0.23	0.21	0.69	0.61
Diluted earnings per share, as adjusted	0.24	0.23	0.21	0.68	0.60
FINANCIAL RATIOS:
Net interest margin	2.89%	2.95%	3.10%	2.93%	3.10%
Net interest margin - FTE (1)	2.91	2.96	3.12	2.95	3.12
Annualized return on average assets	0.98	0.94	0.91	1.10	0.82
Annualized return on avg. shareholders' equity	9.26	8.79	8.41	10.44	7.46
Annualized return on avg. tangible shareholders' equity (2)	13.75	13.16	12.96	15.65	11.54
Efficiency ratio (3)	55.73	57.19	61.70	52.09	64.72
CORE ADJUSTED FINANCIAL RATIOS: (2)
Annualized return on average assets, as adjusted	1.00%	0.96%	0.96%	0.96%	0.94%
Annualized return on average shareholders' equity, as adjusted	9.40	9.05	8.84	9.10	8.50
Annualized return on average tangible shareholders' equity, as adjusted	13.96	13.56	13.61	13.65	13.14
Efficiency ratio, as adjusted	53.48	54.57	57.84	54.27	58.32
AVERAGE BALANCE SHEET ITEMS:
Assets	$33,419,137	$32,707,144	$30,493,175	$32,811,565	$29,858,764
Interest earning assets	30,494,569	29,877,384	27,971,712	29,981,699	27,330,965
Loans	26,136,745	25,552,415	23,659,190	25,651,195	22,939,106
Interest bearing liabilities	22,858,121	22,328,544	20,758,249	22,512,114	20,196,547
Deposits	24,836,349	24,699,238	22,223,203	24,772,979	21,985,189
Shareholders' equity	3,536,528	3,481,519	3,307,690	3,471,432	3,292,439

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

	As Of
BALANCE SHEET ITEMS:	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2019	2019	2019	2018	2018
Assets	$33,765,539	$33,027,741	$32,476,991	$31,863,088	$30,881,948
Total loans	26,567,159	25,802,162	25,423,118	25,035,469	24,111,290
Non-PCI loans	23,029,991	22,030,205	21,418,778	20,845,383	19,681,255
Deposits	25,546,122	24,773,929	24,907,496	24,452,974	22,588,272
Shareholders' equity	3,558,075	3,504,118	3,444,879	3,350,454	3,302,936

LOANS:
(In thousands)
Commercial and industrial	$4,695,608	$4,615,765	$4,504,927	$4,331,032	$4,015,280
Commercial real estate:
Commercial real estate	13,365,454	12,798,017	12,665,425	12,407,275	12,251,231
Construction	1,537,590	1,528,968	1,454,199	1,488,132	1,416,259
Total commercial real estate	14,903,044	14,326,985	14,119,624	13,895,407	13,667,490
Residential mortgage	4,133,331	4,072,450	4,071,237	4,111,400	3,782,972
Consumer:
Home equity	489,808	501,646	513,066	517,089	521,797
Automobile	1,436,608	1,362,466	1,347,759	1,319,571	1,288,902
Other consumer	908,760	922,850	866,505	860,970	834,849
Total consumer loans	2,835,176	2,786,962	2,727,330	2,697,630	2,645,548
Total loans	$26,567,159	$25,802,162	$25,423,118	$25,035,469	$24,111,290

CAPITAL RATIOS:
Book value per common share	$10.09	$9.93	$9.75	$9.48	$9.33
Tangible book value per common share (2)	6.62	6.45	6.26	5.97	5.81
Tangible common equity to tangible assets (2)	6.73%	6.71%	6.63%	6.45%	6.48%
Tier 1 leverage capital	7.61	7.62	7.58	7.57	7.63
Common equity tier 1 capital	8.49	8.59	8.53	8.43	8.56
Tier 1 risk-based capital	9.30	9.43	9.38	9.30	9.46
Total risk-based capital	11.03	11.39	11.37	11.34	11.55

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

	Three Months Ended			Nine Months Ended
ALLOWANCE FOR CREDIT LOSSES:	September 30,	June 30,	September 30,	September 30,
($ in thousands)	2019	2019	2018	2019	2018
Beginning balance - Allowance for credit losses	$158,079	$158,961	$143,154	$156,295	$124,452
Loans charged-off:
Commercial and industrial	(527)	(3,073)	(833)	(7,882)	(1,606)
Commercial real estate	(158)	—	—	(158)	(348)
Residential mortgage	(111)	—	—	(126)	(167)
Total Consumer	(2,191)	(1,752)	(1,150)	(5,971)	(3,783)
Total loans charged-off	(2,987)	(4,825)	(1,983)	(14,137)	(5,904)
Charged-off loans recovered:
Commercial and industrial	330	1,195	1,131	2,008	4,057
Commercial real estate	28	22	12	71	396
Residential mortgage	3	9	9	13	269
Total Consumer	617	617	600	1,720	1,563
Total loans recovered	978	1,843	1,752	3,812	6,285
Net (charge-offs) recoveries	(2,009)	(2,982)	(231)	(10,325)	381
Provision for credit losses	8,700	2,100	6,552	18,800	24,642
Ending balance - Allowance for credit losses	$164,770	$158,079	$149,475	$164,770	$149,475
Components of allowance for credit losses:
Allowance for loan losses	$161,853	$155,105	$144,963	$161,853	$144,963
Allowance for unfunded letters of credit	2,917	2,974	4,512	2,917	4,512
Allowance for credit losses	$164,770	$158,079	$149,475	$164,770	$149,475
Components of provision for credit losses:
Provision for loan losses	$8,757	$3,706	$6,432	$20,319	$23,726
Provision for unfunded letters of credit	(57)	(1,606)	120	(1,519)	916
Provision for credit losses	$8,700	$2,100	$6,552	$18,800	$24,642
Annualized ratio of total net charge-offs (recoveries) to average loans	0.03%	0.05%	0.00%	0.05%	0.00%
Allowance for credit losses as a % of non-PCI loans	0.72	0.72	0.76	0.72	0.76
Allowance for credit losses as a % of total loans	0.62	0.61	0.62	0.62	0.62

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

	As of
ASSET QUALITY: (4)	September 30,	June 30,	March 31,	December 31,	September 30,
($ in thousands)	2019	2019	2019	2018	2018
Accruing past due loans:
30 to 59 days past due:
Commercial and industrial	$5,702	$14,119	$5,120	$13,085	$9,462
Commercial real estate	20,851	6,202	39,362	9,521	3,387
Construction	11,523	—	1,911	2,829	15,576
Residential mortgage	12,945	19,131	15,856	16,576	10,058
Total Consumer	13,079	11,932	6,647	9,740	7,443
Total 30 to 59 days past due	64,100	51,384	68,896	51,751	45,926
60 to 89 days past due:
Commercial and industrial	3,158	4,135	1,756	3,768	1,431
Commercial real estate	735	354	2,156	530	2,502
Construction	7,129	1,342	—	—	36
Residential mortgage	4,417	3,635	3,635	2,458	3,270
Total Consumer	1,577	1,484	990	1,386	1,249
Total 60 to 89 days past due	17,016	10,950	8,537	8,142	8,488
90 or more days past due:
Commercial and industrial	4,133	3,298	2,670	6,156	1,618
Commercial real estate	1,125	—	—	27	27
Residential mortgage	1,347	1,054	1,402	1,288	1,877
Total Consumer	756	359	523	341	282
Total 90 or more days past due	7,361	4,711	4,595	7,812	3,804
Total accruing past due loans	$88,477	$67,045	$82,028	$67,705	$58,218
Non-accrual loans:
Commercial and industrial	$75,311	$76,216	$76,270	$70,096	$52,929
Commercial real estate	9,560	6,231	2,663	2,372	7,103
Construction	356	—	378	356	—
Residential mortgage	13,772	12,069	11,921	12,917	16,083
Total Consumer	2,050	1,999	2,178	2,655	2,248
Total non-accrual loans	101,049	96,515	93,410	88,396	78,363
Other real estate owned (OREO)	6,415	7,161	7,317	9,491	9,863
Other repossessed assets	2,568	2,358	2,628	744	445
Non-accrual debt securities (5)	680	680	—	—	—
Total non-performing assets	$110,712	$106,714	$103,355	$98,631	$88,671
Performing troubled debt restructured loans	$79,364	$74,385	$73,081	$77,216	$81,141
Total non-accrual loans as a % of loans	0.38%	0.37%	0.37%	0.35%	0.33%
Total accruing past due and non-accrual loans as a % of loans	0.71%	0.63%	0.69%	0.62%	0.57%
Allowance for losses on loans as a % of non-accrual loans	160.17%	160.71%	165.27%	171.79%	184.99%
Non-performing purchased credit-impaired loans (6)	$63,522	$55,085	$56,182	$56,125	$75,422

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

NOTES TO SELECTED FINANCIAL DATA

(1)
Net interest income and net interest margin are presented on a tax equivalent basis using a 21 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.

(2)
This press release contains certain supplemental financial information, described in the Notes below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of Valley's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Valley's financial results. Specifically, Valley provides measures based on what it believes are its operating earnings on a consistent basis and excludes material non-core operating items which affect the GAAP reporting of results of operations. Management utilizes these measures for internal planning and forecasting purposes. Management believes that Valley's presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Valley's business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Valley strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands, except for share data)	2019	2019	2018	2019	2018
Adjusted net income available to common shareholders:
Net income, as reported	$81,891	$76,468	$69,559	$271,689	$184,326
Less: Gain on sale leaseback transactions (net of tax)(a)	—	—	—	(55,707)	—
Add: Net impairment losses on securities (net of tax)	—	2,078	—	2,078	—
Add: Branch related asset impairment (net of tax)(b)	—	—	1,304	—	1,304
Add: Losses (gains) on securities transaction (net of tax)	67	(8)	56	82	630
Add: Severance expense (net of tax)(c)	—	—	—	3,433	—
Add: Tax credit investment impairment (net of tax)(d)	—	—	—	1,757	—
Add: Legal expenses (litigation reserve impact only, net of tax)	—	—	1,206	—	8,726
Add: Merger related expenses (net of tax)(e)	1,043	25	935	1,068	12,949
Add: Income tax expense (f)	133	223	—	12,456	2,000
Net income, as adjusted	$83,134	$78,786	$73,060	$236,856	$209,935
Dividends on preferred stock	3,172	3,172	3,172	9,516	9,516
Net income available to common shareholders, as adjusted	$79,962	$75,614	$69,888	$227,340	$200,419
__________
(a) The gain on sale leaseback transactions is included in gains on the sales of assets within other non-interest income.
(b) Branch related asset impairment is included in net losses on sale of assets within non-interest expense.
(c) Severance expense is included in salary and employee benefits expense.
(d) Impairment is included in the amortization of tax credit investments.
(e) Merger related expenses are primarily within professional and legal fees in 2019 and salary and employee benefits and other expense in 2018.
(f) Income tax expense related to reserves for uncertain tax positions in 2019 and a USAB acquisition charge in 2018.
Adjusted per common share data:
Net income available to common shareholders, as adjusted	$79,962	$75,614	$69,888	$227,340	$200,419
Average number of shares outstanding	331,797,982	331,748,552	331,486,500	331,716,652	331,180,213
Basic earnings, as adjusted	$0.24	$0.23	$0.21	$0.69	$0.61
Average number of diluted shares outstanding	333,405,196	332,959,802	333,000,242	333,039,436	332,694,080
Diluted earnings, as adjusted	$0.24	$0.23	$0.21	$0.68	$0.60
Adjusted annualized return on average tangible shareholders' equity:
Net income, as adjusted	$83,134	$78,786	$73,060	$236,856	$209,935
Average shareholders' equity	3,536,528	3,481,519	3,307,690	3,471,432	3,292,439
Less: Average goodwill and other intangible assets	1,154,462	1,156,703	1,161,167	1,157,203	1,162,980
Average tangible shareholders' equity	$2,382,066	$2,324,816	$2,146,523	$2,314,229	$2,129,459
Annualized return on average tangible shareholders' equity, as adjusted	13.96%	13.56%	13.61%	13.65%	13.14%
Adjusted annualized return on average assets:
Net income, as adjusted	$83,134	$78,786	$73,060	$236,856	$209,935
Average assets	$33,419,137	$32,707,144	$30,493,175	$32,811,565	$29,858,764
Annualized return on average assets, as adjusted	1.00%	0.96%	0.96%	0.96%	0.94%

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands)	2019	2019	2018	2019	2018
Adjusted annualized return on average shareholders' equity:
Net income, as adjusted	$83,134	$78,786	$73,060	$236,856	$209,935
Average shareholders' equity	$3,536,528	$3,481,519	$3,307,690	$3,471,432	$3,292,439
Annualized return on average shareholders' equity, as adjusted	9.40%	9.05%	8.84%	9.10%	8.50%
Annualized return on average tangible shareholders' equity:
Net income, as reported	$81,891	$76,468	$69,559	$271,689	$184,326
Average shareholders' equity	3,536,528	3,481,519	3,307,690	3,471,432	3,292,439
Less: Average goodwill and other intangible assets	1,154,462	1,156,703	1,161,167	1,157,203	1,162,980
Average tangible shareholders' equity	$2,382,066	$2,324,816	$2,146,523	$2,314,229	$2,129,459
Annualized return on average tangible shareholders' equity	13.75%	13.16%	12.96%	15.65%	11.54%
Adjusted efficiency ratio:
Non-interest expense, as reported	$145,877	$141,737	$151,681	$435,409	$475,349
Less: Severance expense (pre-tax)	—	—	—	4,838	—
Less: Legal expenses (litigation reserve impact only, pre-tax)	—	—	1,684	—	12,184
Less: Merger-related expenses (pre-tax)	1,434	35	1,304	1,469	18,080
Less: Amortization of tax credit investments (pre-tax)	4,385	4,863	5,412	16,421	15,156
Non-interest expense, as adjusted	$140,058	$136,839	$143,281	$412,681	$429,929
Net interest income	220,625	220,234	216,800	659,507	635,150
Non-interest income, as reported	41,150	27,603	29,038	176,426	99,358
Add: Net impairment losses on securities (pre-tax)	—	2,928	—	2,928	—
Add: Losses (gains) on securities transactions, net (pre-tax)	93	(11)	79	114	880
Add: Branch related asset impairment (pre-tax)	—	—	1,821	—	1,821
Less: Gain on sale leaseback transaction (pre-tax)	—	—	—	78,505	—
Non-interest income, as adjusted	$41,243	$30,520	$30,938	$100,963	$102,059
Gross operating income, as adjusted	$261,868	$250,754	$247,738	$760,470	$737,209
Efficiency ratio, as adjusted	53.48%	54.57%	57.84%	54.27%	58.32%

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
($ in thousands, except for share data)	2019	2019	2019	2018	2018
Tangible book value per common share:
Common shares outstanding	331,805,564	331,788,149	331,732,636	331,431,217	331,501,424
Shareholders' equity	$3,558,075	$3,504,118	$3,444,879	$3,350,454	$3,302,936
Less: Preferred stock	209,691	209,691	209,691	209,691	209,691
Less: Goodwill and other intangible assets	1,152,815	1,155,250	1,158,245	1,161,655	1,166,481
Tangible common shareholders' equity	$2,195,569	$2,139,177	$2,076,943	$1,979,108	$1,926,764
Tangible book value per common share	$6.62	$6.45	$6.26	$5.97	$5.81
Tangible common equity to tangible assets:
Tangible common shareholders' equity	$2,195,569	$2,139,177	$2,076,943	$1,979,108	$1,926,764
Total assets	33,765,539	33,027,741	32,476,991	31,863,088	30,881,948
Less: Goodwill and other intangible assets	1,152,815	1,155,250	1,158,245	1,161,655	1,166,481
Tangible assets	$32,612,724	$31,872,491	$31,318,746	$30,701,433	$29,715,467
Tangible common equity to tangible assets	6.73%	6.71%	6.63%	6.45%	6.48%

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

(3)	The efficiency ratio measures Valley's total non-interest expense as a percentage of net interest income plus total non-interest income.
(4)
Past due loans and non-accrual loans exclude purchased credit-impaired (PCI) loans. PCI loans are accounted for on a pool basis under U.S. GAAP and are not subject to delinquency classification in the same manner as loans originated by Valley.

(5)	Represents an other-than-temporarily impaired municipal bond security classified as available for sale presented at its carrying value at June 30, 2019 and September 30, 2019.
(6)
Represent PCI loans meeting Valley's definition of non-performing loan (i.e., non-accrual loans), but are not subject to such classification under U.S. GAAP because the loans are accounted for on a pooled basis and are excluded from the non-accrual loans in the table above.

SHAREHOLDERS RELATIONS
Requests for copies of reports and/or other inquiries should be directed to Tina Zarkadas, Assistant Vice President, Shareholder Relations Specialist, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 305-1364 or by e-mail at tzarkadas@valley.com.

VALLEY NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except for share data)

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Cash and due from banks	$312,396	$251,541
Interest bearing deposits with banks	185,841	177,088
Investment securities:
Held to maturity (fair value of $2,121,203 at September 30, 2019 and $2,034,943 at December 31, 2018)	2,093,757	2,068,246
Available for sale	1,628,062	1,749,544
Total investment securities	3,721,819	3,817,790
Loans held for sale, at fair value	41,621	35,155
Loans	26,567,159	25,035,469
Less: Allowance for loan losses	(161,853)	(151,859)
Net loans	26,405,306	24,883,610
Premises and equipment, net	309,730	341,630
Lease right of use assets	286,960	—
Bank owned life insurance	440,026	439,602
Accrued interest receivable	97,282	95,296
Goodwill	1,084,665	1,084,665
Other intangible assets, net	68,150	76,990
Other assets	811,743	659,721
Total Assets	$33,765,539	$31,863,088
Liabilities
Deposits:
Non-interest bearing	$6,379,271	$6,175,495
Interest bearing:
Savings, NOW and money market	11,294,679	11,213,495
Time	7,872,172	7,063,984
Total deposits	25,546,122	24,452,974
Short-term borrowings	1,825,417	2,118,914
Long-term borrowings	2,250,633	1,654,268
Junior subordinated debentures issued to capital trusts	55,631	55,370
Lease liabilities	311,145	3,125
Accrued expenses and other liabilities	218,516	227,983
Total Liabilities	30,207,464	28,512,634
Shareholders’ Equity
Preferred stock, no par value; 50,000,000 authorized shares:
Series A (4,600,000 shares issued at September 30, 2019 and December 31, 2018)	111,590	111,590
Series B (4,000,000 shares issued at September 30, 2019 and December 31, 2018)	98,101	98,101
Common stock (no par value, authorized 450,000,000 shares; issued 332,101,525 shares at September 30, 2019 and 331,634,951 shares at December 31, 2018)	116,650	116,240
Surplus	2,807,266	2,796,499
Retained earnings	454,020	299,642
Accumulated other comprehensive loss	(26,468)	(69,431)
Treasury stock, at cost (295,961 common shares at September 30, 2019 and 203,734 common shares at December 31, 2018)	(3,084)	(2,187)
Total Shareholders’ Equity	3,558,075	3,350,454
Total Liabilities and Shareholders’ Equity	$33,765,539	$31,863,088

VALLEY NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands, except for share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Interest Income
Interest and fees on loans	$298,384	$296,934	$265,870	$883,595	$751,146
Interest and dividends on investment securities:
Taxable	21,801	22,489	21,362	67,166	64,907
Tax-exempt	4,219	4,356	5,023	13,379	16,383
Dividends	3,171	2,795	3,981	9,140	9,648
Interest on federal funds sold and other short-term investments	1,686	1,168	805	3,947	2,570
Total interest income	329,261	327,742	297,041	977,227	844,654
Interest Expense
Interest on deposits:
Savings, NOW and money market	35,944	38,020	28,775	110,247	75,848
Time	42,848	40,331	20,109	121,350	51,360
Interest on short-term borrowings	12,953	14,860	15,193	40,362	31,838
Interest on long-term borrowings and junior subordinated debentures	16,891	14,297	16,164	45,761	50,458
Total interest expense	108,636	107,508	80,241	317,720	209,504
Net Interest Income	220,625	220,234	216,800	659,507	635,150
Provision for credit losses	8,700	2,100	6,552	18,800	24,642
Net Interest Income After Provision for Credit Losses	211,925	218,134	210,248	640,707	610,508
Non-Interest Income
Trust and investment services	3,296	3,096	3,143	9,296	9,635
Insurance commissions	2,748	2,649	3,646	7,922	11,493
Service charges on deposit accounts	5,904	5,827	6,597	17,634	20,529
(Losses) gains on securities transactions, net	(93)	11	(79)	(114)	(880)
Other-than-temporary impairment losses on securities	—	(2,928)	—	(2,928)	—
Portion recognized in other comprehensive income (before taxes)	—	—	—	—	—
Net impairment losses on securities recognized in earnings	—	(2,928)	—	(2,928)	—
Fees from loan servicing	2,463	2,367	2,573	7,260	6,841
Gains on sales of loans, net	5,194	3,930	3,748	13,700	18,143
(Losses) gains on sales of assets, net	(159)	(564)	(1,899)	76,997	(2,121)
Bank owned life insurance	2,687	2,205	2,545	6,779	6,960
Other	19,110	11,010	8,764	39,880	28,758
Total non-interest income	41,150	27,603	29,038	176,426	99,358
Non-Interest Expense
Salary and employee benefits expense	77,271	76,183	80,778	236,559	253,014
Net occupancy and equipment expense	29,203	29,700	26,295	86,789	81,120
FDIC insurance assessment	5,098	4,931	7,421	16,150	20,963
Amortization of other intangible assets	4,694	4,170	4,697	13,175	13,607
Professional and legal fees	5,870	4,145	6,638	15,286	29,022
Amortization of tax credit investments	4,385	4,863	5,412	16,421	15,156
Telecommunication expense	2,698	2,351	3,327	7,317	9,936
Other	16,658	15,394	17,113	43,712	52,531
Total non-interest expense	145,877	141,737	151,681	435,409	475,349
Income Before Income Taxes	107,198	104,000	87,605	381,724	234,517
Income tax expense	25,307	27,532	18,046	110,035	50,191
Net Income	81,891	76,468	69,559	271,689	184,326
Dividends on preferred stock	3,172	3,172	3,172	9,516	9,516
Net Income Available to Common Shareholders	$78,719	$73,296	$66,387	$262,173	$174,810

VALLEY NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands, except for share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Earnings Per Common Share:
Basic	$0.24	$0.22	$0.20	$0.79	$0.53
Diluted	0.24	0.22	0.20	0.79	0.53
Cash Dividends Declared per Common Share	0.11	0.11	0.11	0.33	0.33
Weighted Average Number of Common Shares Outstanding:
Basic	331,797,982	331,748,552	331,486,500	331,716,652	331,180,213
Diluted	333,405,196	332,959,802	333,000,242	333,039,436	332,694,080

VALLEY NATIONAL BANCORP
Quarterly Analysis of Average Assets, Liabilities and Shareholders' Equity and
Net Interest Income on a Tax Equivalent Basis

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average		Avg.	Average		Avg.	Average		Avg.
($ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest earning assets:
Loans (1)(2)	$26,136,745	$298,384	4.57%	$25,552,415	$296,934	4.65%	$23,659,190	$265,871	4.50%
Taxable investments (3)	3,411,330	24,972	2.93%	3,453,676	25,284	2.93%	3,399,910	25,343	2.98%
Tax-exempt investments (1)(3)	632,709	5,341	3.38%	658,727	5,514	3.35%	730,711	6,358	3.48%
Interest bearing deposits with banks	313,785	1,686	2.15%	212,566	1,168	2.20%	181,901	805	1.77%
Total interest earning assets	30,494,569	330,383	4.33%	29,877,384	328,900	4.40%	27,971,712	298,377	4.27%
Other assets	2,924,568			2,829,760			2,521,463
Total assets	$33,419,137			$32,707,144			$30,493,175
Liabilities and shareholders' equity
Interest bearing liabilities:
Savings, NOW and money market deposits	$11,065,959	$35,944	1.30%	$11,293,885	$38,020	1.35%	$11,032,866	$28,775	1.04%
Time deposits	7,383,202	42,848	2.32%	7,047,319	40,331	2.29%	4,967,691	20,109	1.62%
Short-term borrowings	2,265,528	12,953	2.29%	2,380,294	14,860	2.50%	2,766,398	15,193	2.20%
Long-term borrowings (4)	2,143,432	16,891	3.15%	1,607,046	14,297	3.56%	1,991,294	16,164	3.25%
Total interest bearing liabilities	22,858,121	108,636	1.90%	22,328,544	107,508	1.93%	20,758,249	80,241	1.55%
Non-interest bearing deposits	6,387,188			6,358,034			6,222,646
Other liabilities	637,300			539,047			204,590
Shareholders' equity	3,536,528			3,481,519			3,307,690
Total liabilities and shareholders' equity	$33,419,137			$32,707,144			$30,493,175

Net interest income/interest rate spread (5)		$221,747	2.43%		$221,392	2.47%		$218,136	2.72%
Tax equivalent adjustment		(1,122)			(1,158)			(1,336)
Net interest income, as reported		$220,625			$220,234			$216,800
Net interest margin (6)			2.89%			2.95%			3.10%
Tax equivalent effect			0.02%			0.01%			0.02%
Net interest margin on a fully tax equivalent basis (6)			2.91%			2.96%			3.12%

(1)	Interest income is presented on a tax equivalent basis using a 21 percent federal tax rate.

(2)	Loans are stated net of unearned income and include non-accrual loans.

(3)	The yield for securities that are classified as available for sale is based on the average historical amortized cost.

(4)	Includes junior subordinated debentures issued to capital trusts which are presented separately on the consolidated statements of condition.

(5)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(6)	Net interest income as a percentage of total average interest earning assets.